UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2010
PSB GROUP, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-50301	42-1591104
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)
1800 East Twelve Mile Road, Madison Heights, Michigan 48071
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 548-2900
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     PSB Group, Inc. (the “Company”) announced that the FDIC has made available today a recently issued Prompt Corrective Action Directive to Peoples State Bank (the “Bank”), the wholly-owned bank subsidiary of the Company. The Prompt Corrective Action Directive notifies the Bank that the provisions applicable to a significantly undercapitalized bank now apply to the Bank since the Bank failed to submit an acceptable capital restoration plan to the FDIC.
     Under the Prompt Corrective Action framework established under the Federal Deposit Corporation Improvement Act of 1991 (“FDICIA”), there are five capital tiers for banks:

	Total Risk-Based	Tier 1 Risk-Based
	Capital Ratio	Capital Ratio	Leverage Ratio
Well capitalized	10% or above	6% or above	5% or above
Adequately capitalized	8% or above	4% or above	4% or above
Undercapitalized	Less than 8%	Less than 4%	Less than 4%
Significantly undercapitalized	Less than 6%	Less than 3%	Less than 3%
Critically undercapitalized	—	—	A ratio of tangible equity to total assets of 2% or less
     Pursuant to the Prompt Corrective Action Directive issued to the Bank, the Bank is directed to take one or both of the following actions to recapitalize the Bank:
1.	The Bank shall sell enough voting shares or obligations of the Bank so that the Bank will be adequately capitalized after the sale; and/or

2.	The Bank shall accept an offer to be acquired by a depository institution holding company or to combine with another insured depository institution.
     Under the Prompt Corrective Action framework established under FDICIA, the failure to meet minimum capital requirements can initiate both mandatory and additional discretionary actions by regulators that could have a material adverse effect on the Bank and the Company. Each of the categories above subjects banks in such condition to increasing levels of regulatory scrutiny which frequently includes increased supervision; restrictions on operations, restrictions on the expansion of activities and growth; civil penalties, in some instances; and in the case of critically undercapitalized banks, the appointment of a conservator.
     Management of the Company is committed to exploring all feasible alternatives in order to comply with the Prompt Corrective Action Directive. The Company has recently engaged the investment banking firm of Cappello Capital Corp., Santa Monica, California, to assist it in its efforts. In addition, the Company recently distributed invitations of interest to select bank holding companies that it believes are capable of completing a transaction. To-date, the Company’s capital raising efforts have not been successful. The Company remains subject to the risks that its capital raising efforts and efforts to combine with another financial institution will not be successful.

     The Prompt Corrective Action Directive is available on the FDIC’s website at www.fdic.gov, by selecting “FDIC Enforcement Decisions and Orders” and “What’s New — Recent Orders & Decisions” thereunder. The Prompt Corrective Action Directive appears under the caption, “FINAL ORDERS ISSUED PURSUANT TO SECTION 38, 12 U.S.C. § 1831o (Prompt Corrective Actions).” The Prompt Corrective Action Directive is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit Number
99.1	Prompt Corrective Action Directive.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB GROUP, INC.
Dated: September 24, 2010	By:	/s/ David A. Wilson
David A. Wilson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Prompt Corrective Action Directive